Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Alabama Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	52,631		0.36		196,968	10.36
Class B	1,210		0.28		6,125		10.36
Class C	33,673		0.28		148,393	10.36
Class I	1,830,890	0.39		4,113,931	10.36

Evergreen Florida High Income Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,037,012	0.48		22,769,246	10.26
Class B	2,789,398	0.41		5,885,859	10.26
Class C	1,206,392	0.41		3,329,620	10.26
Class I	6,826,182	0.51		15,215,277	10.26


Evergreen North Carolina Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,611,831	0.38		6,421,992	10.30
Class B	282,898	0.31		762,851	10.30
Class C	164,502	0.31		557,411	10.30
Class I	22,650,845	0.41		53,899,212	10.30


Evergreen Florida Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,515,595	 0.35		9,348,606	9.30
Class B	493,599	0.29		1,466,672	9.30
Class C	266,792	0.29		825,730	9.30
Class I	11,395,639	0.38		27,966,565	9.30


Evergreen Georgia Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,012,608	0.39		2,683,796	10.04
Class B	376,633	0.32		1,083,381	10.04
Class C	91,231		0.32		281,366	10.04
Class I	7,430,085	0.42		15,085,534	10.04


South Carolina Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,088,617	0.40		4,973,475	10.16
Class B	315,682	0.33		869,220	10.16
Class C	215,903	0.33		622,886	10.16
Class I	12,194,913	0.43		28,444,220	10.16




Maryland Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	784,763	0.40		1,917,212	10.96
Class B	228,917	0.32		646,105	10.96
Class C	103,119	0.32		286,277	10.96
Class I	1,700,959	0.43		3,854,228	10.96


Evergreen Virginia Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	(2,563,581)	(0.40)		6,217,135	10.23
Class B	   (540,437)	(0.33)		1,317,075	10.23
Class C	    (77,183)	(0.33)		   214,740	10.23
Class I	(7,680,966)	(0.43)	           17,009,619	10.23